1940 Act File No: 811-6393

              As filed with the Securities and Exchange Commission

                                       on


                                February 27, 1998



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                     THE INVESTMENT COMPANY ACT OF 1940 /X/


                              Amendment No. 10 /X/


                               LFC UTILITIES TRUST
                               -------------------
         (Exact Name of Registrant as Specified in Declaration of Trust)


                One Financial Center, Boston, Massachusetts 02111
                -------------------------------------------------
                    (Address of Principal Executive Offices)


                                  617-426-6750
                                  ------------
              (Registrant's Telephone Number, Including Area Code)






Name and Address
of Agent for Service                                  Copy to:


Michael H. Koonce, Esq.                               John M. Loder, Esq.
Colonial Management Associates, Inc.                  Ropes & Gray
One Financial Center                                  One International Place
Boston, MA 02111                                      Boston, MA 02110-2524

                                EXPLANATORY NOTE


This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940 (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

Registrant's Registration Statement on Form N-1A under the 1940 Act is hereby amended to read in its entirety as follows:

                                     PART A

Responses to Items 1 through 3 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 4. General Description of Registrant
-----------------------------------------

Introduction
------------

LFC Utilities Trust (the "Portfolio") is a no-load, diversified, open-end management investment company which was organized as a trust under the laws of the Commonwealth of Massachusetts on August 14, 1991. Beneficial interests in the Portfolio (the "Interest" or "Interests") are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may be made only by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. As of January 31, 1998, Colonial Global Utilities Fund (the "Fund"), a series of Colonial Trust III, a Massachusetts business trust, owned in excess of 99.99% of the Interests in the Portfolio and the balance was owned by Liberty Financial Services, Inc. ("Liberty Services"), a subsidiary of Liberty Financial Companies, Inc. ("Liberty Financial"). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


The Portfolio's Investment Objective
------------------------------------

The Portfolio's investment objective is to provide its investors with current income and long-term growth of capital and income. It seeks to achieve its objective by investing primarily in equity and debt securities of public utility companies. The Portfolio is managed by Stein Roe & Farnham Incorporated ("the Adviser"), successor to an investment advisory business that was founded in 1932.

How the Portfolio Pursues its Objective and Certain Risk Factors
----------------------------------------------------------------

The basic investment policies and strategies of the Portfolio are described in the Fund's prospectus which is filed under and incorporated herein by reference to Part A of Post-Effective Amendment No. 100 of the Registration Statement on Form N-1A of Colonial Trust III, of which the Fund is a series. The EDGAR filing date and accession number of such Post-Effective Amendment are February 27, 1998 and 0000021847-98-000001.


Portfolio Turnover
------------------

The portfolio turnover of the Portfolio is disclosed under "Portfolio Turnover" in Part 1 of the Fund's Statement of Additional Information which is filed under and incorporated herein by reference to Part B of Post-Effective Amendment No. 100 of the Registration Statement on Form N-1A of Colonial Trust III, of which the Fund is a series. The EDGAR filing date and accession number of such Post-Effective Amendment are February 27, 1998 and 0000021847-98-000001.


Item 5.  Management of the Portfolio
-------  ---------------------------

The Management of the Portfolio's business and affairs is the responsibility of the Board of Trustees of the Portfolio. Information regarding portfolio managers, management fees and the placing of orders for the purchase and sale of portfolio securities is described under "How the Fund and the Portfolio are Managed" in the Fund's prospectus which is filed under and incorporated herein by reference to Part A of Post-Effective Amendment No. 100 of the Registration Statement on Form N-1A of Colonial Trust III, of which the Fund is a series. The EDGAR filing date and accession number of such Post-Effective Amendment are February 27, 1998 and 0000021847-98-000001.

Other Information
-----------------

Pursuant to its management agreement with the Portfolio, the Adviser is also responsible for the supervision of the overall administration of the Portfolio including providing office space and equipment in connection with the maintenance of the headquarters of the Portfolio, with certain administrative responsibilities being performed on its behalf by its affiliate, Colonial Management Associates, Inc. ("Colonial"). Such administrative services include
(i) maintenance of books and records (other than accounting books and records);
(ii) the preparation and filing of all documents required for compliance by the Portfolio with applicable laws and regulations; and (iii) negotiating the Portfolio's agreements with, and overseeing and coordinating the activities of, its custodian and other independent contractors and agents. Colonial, on behalf of the Adviser, provides office space and facilities, equipment and personnel for the performance of its administrative functions under the agreement. All compensation of the trustees and officers of the Portfolio who are affiliated persons of Colonial is paid by Colonial or its affiliates.

Under its management agreement with the Adviser, the Portfolio may use the name "LFC," "Liberty," or "Liberty Financial" only so long as the management agreement remains in effect.


Giving effect to the fee waiver and expense reimbursement agreements of the Adviser then in effect, management fees of $1,256,020, $1,064,366 and $967,213 were paid for the fiscal years ended October 31, 1995, 1996 and 1997, respectively.


The Adviser provides pricing and bookkeeping services to the Portfolio for a fee of $25,000 per year plus 0.0025% of the Portfolio's average daily assets in excess of $50 million and reimbursement of the Adviser's out-of-pocket expenses; the Adviser also provides investor accounting services to the Portfolio for a fee of $7,500 per year.

Custodian
---------

State Street Bank and Trust Company ("State Street Bank") acts as the custodian of the Portfolio's assets, including its portfolio securities and cash. Foreign securities held by the Portfolio are maintained in the custody of foreign banks and trust companies that are members of State Street Bank's Global Custody Network or foreign depositories used by such members.

Expenses
--------

The Portfolio pays all of its expenses, including: the compensation of its Trustees who are not interested persons of the Portfolio; governmental fees; interest charges; brokerage commissions; taxes; membership dues in the Investment Company Institute allocable to the Portfolio; fees and expenses of independent auditors, legal counsel and of the custodian of the Portfolio; insurance premiums; amortization of organizational expenses; expenses of calculating the net asset value of the Portfolio; and the investment management and investor accounting service fees paid by the Portfolio to the Adviser, SteinRoe Services, Inc. and Colonial, respectively. For fiscal year 1997, the Portfolio's total expenses amounted to 0.60% of the Portfolio's average daily net assets.


Item 5A. Management's Discussion of Fund Performance
----------------------------------------------------

Omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 6.  Capital Stock and Other Securities.
-------  -----------------------------------

Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in investment objective and fundamental policies will be submitted to investors for approval. An investors' meeting will be held upon the written, specific request to the Trustees of investors holding, in the aggregate, not less than 10% of the Interests in the Portfolio. Investors have under certain circumstances (e.g. upon application and submission of certain specified documents to the Trustees by a specified number of shareholders) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the Trustees).

The Portfolio reserves the right to create and issue a number of series, in which case investors in each series would participate solely in the earnings, dividends and assets of the particular series. Interests in any series of the Portfolio may be divided into two or more classes of Interests having such preferences or special or relative rights or privileges as the Trustees of the Portfolio may determine. Currently, the Portfolio has only one class of one series.

The Portfolio is organized as a trust under the laws of the Commonwealth of Massachusetts. Under the Declaration of Trust, the Trustees are authorized to issue Interests in the Portfolio. Each investor is entitled to vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or a portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and the Portfolio itself is unable to meet its obligations.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company, assuming that the investor invested all of its assets in the Portfolio.

The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Income includes discount earned (including both original issue and, by election, market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated among the investors in the Portfolio in accordance with their Interests (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the Trustees).


Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any federal income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with an allocation method designed to satisfy the Internal Revenue Code of 1986, as amended, (the "Code") and regulations promulgated thereunder. Distributions of net income and capital gain are to be made pro rata to investors in accordance with their investment in the Portfolio. For federal income tax purposes, however, income, gain or loss may be allocated in a manner other than pro rata, if necessary to reflect gains or losses properly allocable to fewer than all investors as a result of contributions of securities to the Portfolio or redemptions of portions of an investor's unrealized gain or loss in Portfolio assets.

As of the date of this Amendment, the Fund held over 99.99% of the Interests in, and accordingly controlled, the Registrant.


Item 7. Purchase of Securities Being Offered.
---------------------------------------------

Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined if an order is received by SteinRoe Services Inc., the Portfolio's investor accounting agent, by the designated cutoff time. The net asset value of the Portfolio is determined each day the New York Stock Exchange ("Exchange") is open for trading as of the close (normally 4:00 p.m. Boston time) of the Exchange. The Portfolio determines its net asset value by subtracting its liabilities from its total assets (i.e. the value of its portfolio securities and other assets). For this purpose, portfolio securities held by the Portfolio for which market quotations are readily available are valued, in the case of listed domestic securities, at the last sale price on the exchange on which that security is principally traded (or, if there were no sales that day, at the latest bid price). Each over-the-counter security for which the last sale price on the day of valuation is available from NASDAQ is valued at the price. All other over-the-counter securities for which reliable quotations are available are valued at the latest bid price. Long-term corporate bonds and notes, for which market quotations are not considered readily available, are valued on the basis of valuations furnished by a pricing service approved by the Board of Trustees of the Portfolio which determines valuations for normal, institutional-size trading units of such securities using methods based on market transactions for comparable securities and various relationships between securities which are generally recognized by institutional traders. Foreign security valuations are generally based upon local convention or regulation which may be the last sales price, last bid or asked price, or the mean between last bid and asked price as of, in each case, the close of the appropriate exchange or other designated time. Securities for which no such reliable quotations or valuations are available are valued at fair value as determined by the Board of Trustees of the Portfolio. Short-term securities with less than sixty days remaining to maturity are valued at amortized cost, which approximates market value.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the Exchange is open. The investor's percentage of the aggregate Interests in the Portfolio will be computed as the percentage equal to the fraction (i) the numerator of which is the beginning of the day value of such investor's investment in the Portfolio, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate beginning of the day net asset value of the Portfolio on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the close of business.

There is no minimum initial or subsequent investment in the Portfolio.

The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

Item 8. Redemption or Repurchase
--------------------------------

An investor in the Portfolio may withdraw all or any portion of its investment in the Portfolio at the next determined net asset value if a withdrawal request in proper form is furnished by the investor to SteinRoe Services Inc., the Portfolio's investor accounting agent, by the designated cutoff time. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the day (normally each day the Exchange is open) the withdrawal is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or to the extent otherwise permitted by the 1940 Act as amended, if an emergency exists.

The Portfolio reserves its right to redeem in kind.

Item 9. Pending Legal Proceedings.
----------------------------------

Not applicable.

                                     PART B

Item 10. Cover Page.
--------------------

Not Applicable.


Item 11. Table of Contents.
---------------------------


                                                                         Page
General Information and History
Investment Objective and Policies
Management of the Portfolio
Control Persons and Principal Holders of Securities
Investment Advisory and Other Services
Brokerage Allocation and Other Practices
Capital Stock and Other Securities
Purchase, Redemption and Pricing of Securities
Tax Status
Underwriters
Calculation of Performance Data
Financial Statements


Item 12. General Information and History.
-----------------------------------------

Not applicable.

Item 13. Investment Objective and Policies.
-------------------------------------------


The basic investment policies and strategies of the Portfolio are described in Part A of this Registration Statement. Additional information about lower rated bonds, foreign securities, zero coupon securities, pay-in-kind securities, money market instruments, securities loans, forward commitments, repurchase agreements, options on securities, futures contracts and related options and foreign currency transactions, which supplements the information contained in Part A regarding certain miscellaneous investment practices in which the Portfolio may engage and the risks associated therewith, is described under "Miscellaneous Investment Practices" in Part 2 of the Fund's Statement of Additional Information which is filed under and incorporated herein by reference to Part B of Post-Effective Amendment No. 100 of the Registration Statement on Form N-1A of Colonial Trust III, of which the Fund is a series. The EDGAR filing date and accession number of such Post-Effective Amendment are February 27, 1998 and 0000021847-98-000001.


Fundamental Investment Policies
-------------------------------

The fundamental investment policies which the Portfolio has adopted and which may not be changed without approval by holders of a "majority of the outstanding Interests" of the Portfolio, which as used in this Part B, means the vote of the lesser of (i) 67% or more of the outstanding "voting Interests" of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding "voting Interests" of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding "voting Interests" of the Portfolio, are described under "Fundamental Investment Policies" in Part 1 of the Fund's Statement of Additional Information which is filed under and incorporated herein by reference to Part B of Post-Effective Amendment No. 100 of the Registration Statement on Form N-1A of Colonial Trust III, of which the Fund is a series. The EDGAR filing date and accession number of such Post-Effective Amendment are February 27, 1998 and 0000021847-98-000001.


Other Investment Policies
-------------------------

The Portfolio has also adopted additional non-fundamental investment policies that may be required by various laws and administrative positions. These policies are described under "Other Investment Policies" in Part 1 of the

Fund's Statement of Additional Information which is filed under and incorporated herein by reference to Part B of Post-Effective Amendment No. 100 of the Registration Statement on Form N-1A of Colonial Trust III, of which the Fund is a series. The EDGAR filing date and accession number of such Post-Effective Amendment are February 27, 1998 and 0000021847-98-000001.


Portfolio Turnover
------------------

The portfolio turnover rate of the Portfolio is disclosed under "Portfolio Turnover" in Part 1 of the Fund's Statement of Additional Information which is filed under and incorporated herein by reference to Part B of Post-Effective Amendment No. 100 of the Registration Statement on Form N-1A of Colonial Trust III, of which the Fund is a series. The EDGAR filing date and accession number of such Post-Effective Amendment are February 27, 1998 and 0000021847-98-000001.


Item 14. Management of the Portfolio
------------------------------------


Information regarding the officers and Trustees of the Portfolio is described under "Other Information Concerning the Portfolio" in Part 1 and "Management of the Colonial Funds" in Part 2 of the Fund's Statement of Additional Information which is filed under and incorporated herein by reference to Part B of Post-Effective Amendment No. 100 of the Registration Statement on Form N-1A of Colonial Trust III, of which the Fund is a series. The EDGAR filing date and accession number of such Post-Effective Amendment are February 27, 1998 and 0000021847-98-000001.


The Portfolio's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless it is determined that they had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices or had not acted in good faith in the reasonable belief that their actions were in the best interests of the Portfolio.


Information regarding Trustee and officer ownership is described under "Fund Charges and Expenses" in Part 1 of the Fund's Statement of Additional Information which is filed under and incorporated herein by reference to Part B of Post-Effective Amendment No. 100 of the Registration Statement on Form N-1A of Colonial Trust III, of which the Fund is a series. The EDGAR filing date and accession number of such Post-Effective Amendment are February 27, 1998 and 0000021847-98-000001.


Item 15. Control Persons and Principal Holders of Securities.
-------------------------------------------------------------

The Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, it will hold a meeting of Fund shareholders and will cast its proportionate vote as instructed by its shareholders. It is anticipated that other investors in the Portfolio will follow the same or similar practice.


At January 31, 1998, the Fund owned in excess of 99.99% of the Interests in the Registrant, and the balance was owned by Liberty Services. On such date, no person owned of record, or is known by Registrant to have owned beneficially, 5% or more of the outstanding shares of the Fund. The officers and trustees of the Fund as a group beneficially owned less than one percent of the outstanding shares of the Fund on such date. The Fund's address is One Financial Center, Boston, MA 02111.


Item 16. Investment Advisory And Other Services.
------------------------------------------------


Information regarding investment advisory and other services provided by or to the Portfolio is described under Item 5 of Part A of this Registration Statement and is also described under "Fund Charges and Expenses" and "Other Information Concerning the Portfolio" in Part 1 of the Fund's Statement of Additional Information which is filed under and incorporated by reference herein to Part B of Post-Effective Amendment No. 100 of the Registration Statement on Form N-1A of Colonial Trust III, of which the Fund is a series. The EDGAR filing date and accession number of such Post-Effective Amendment are February 27, 1998 and 0000021847-98-000001.

Custodian
---------

State Street Bank and Trust Company (the "Bank") is the custodian for the securities and cash of the Portfolio, but it does not participate in the investment decisions of the Portfolio. The Portfolio has authorized the Bank to deposit certain portfolio securities in central depository systems as allowed by federal law. The Bank's main office is at 225 Franklin Street, Boston, Massachusetts 02107.

Portfolio securities purchased by the Portfolio in the U.S. are maintained in the custody of the bank or of other domestic banks or depositories. Portfolio securities purchased outside of the U.S. are maintained in the custody of foreign banks and trust companies that are members of the Bank's Global Custody Network, and foreign depositories of such foreign banks and trust companies. Each of the domestic and foreign custodial institutions holding portfolio securities has been approved by the Board of Trustees of the Portfolio in accordance with regulations under the 1940 Act.

The Portfolio may invest in obligations (including repurchase agreements) of the Bank and may purchase or sell securities from or to the Bank.

Independent Auditors
--------------------

The independent auditors for the Portfolio are KPMG Peat Marwick LLP, Peat Marwick Plaza, 303 East Wacker Drive, Chicago, IL 60601. KPMG Peat Marwick LLP audits and reports on the annual financial statements of the Portfolio, reviews certain regulatory reports of the Portfolio and its federal income tax returns, and performs such other accounting, auditing, tax and advisory services as the Portfolio may engage them to do.


Limitation on Expenses
----------------------

The Portfolio bears all expenses of its operations other than those expressly assumed by other entities under contract with it, as described in Part A.

The Adviser has agreed not to impose their respective fees under their management and administrative agreements with the Portfolio and the Fund to the extent those fees would otherwise cause the aggregate expenses of the Fund and the Portfolio, excluding interest, taxes, brokerage and other expenses which are capitalized in accordance with generally accepted accounting practices and extraordinary expenses, to exceed the applicable limits prescribed by any state in which the Fund's shares are being offered to the public.

Item 17. Brokerage Allocation and Other Practices
-------------------------------------------------

Portfolio Transactions
----------------------

Information regarding brokerage commissions and portfolio transactions is described under "Fund Charges and Expenses" and "Other Information Concerning the Portfolio" in Part 1 of the Fund's Statement of Additional Information which is filed under and incorporated herein by reference to Part B of Post-Effective Amendment No. 100 of the Registration Statement on Form N-1A of Colonial Trust III, of which the Fund is a series. The EDGAR filing date and accession number of such Post-Effective Amendment are February 27, 1998 and 0000021847-98-000001.

Item 18. Capital Stock and Other Securities
-------------------------------------------

Under the Declaration of Trust, the Trustees are authorized to issue Interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the Trustees). Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the Trustees). Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. No certificates representing an investor's Interest in the Portfolio will be issued.

Each investor is entitled to vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate Interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. The Portfolio will be required to call a meeting of investors, upon specific written request to the Trustees of investors holding, in the aggregate, not less than 10% of the Interests of the Portfolio. The Trustees may make changes to the Portfolio's Declaration of Trust which do not adversely affect the rights of investors, without investor approval, if the Trustees deem such changes necessary or desirable.

The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the respective percentages of the Interests in the Portfolio), except that if the Trustees of the Portfolio recommend such sale of assets, the approval by vote of a majority of the investors (with the votes of each being in proportion to their respective percentages of the Interests of the Portfolio) will be sufficient. The Portfolio will dissolve upon the complete withdrawal, resignation, retirement or bankruptcy of any investor and will terminate unless reconstituted and continued with the consent of all remaining investors. The Portfolio may also be terminated (I) if approved by the vote of two-thirds of its investors (with the votes of each being in proportion to the amount of their investment), or (ii) by the Trustees of the Portfolio by written notice to its investors. The Declaration of Trust of the Portfolio contains a provision limiting the life of the Portfolio to a term of years; consequently, the Portfolio will terminate on December 31, 2080.

The Portfolio is organized as a common law trust under the laws of The Commonwealth of Massachusetts. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate Interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance exists and the Portfolio itself is unable to meet its obligations.

The Declaration of Trust of the Portfolio further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action for failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Portfolio reserves the right to create and issue any number of series, in which case investors in each series would participate only in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in the election or selection of Trustees, principal underwriters and accountants for the Portfolio. Upon liquidation or dissolution of the Portfolio, the investors in each series would be entitled to share pro rata in the net assets of their respective series available for distribution to investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the Trustees). Interests of any series of the Portfolio may be divided into two or more classes of interests having such preferences or special or relative privileges as the Trustees of the Portfolio may determine.


Although it is expected that the Portfolio will initially have 10 or fewer investors, the number of investors in the Portfolio will in no case exceed 100 in order to satisfy certain tax requirements. This number may be increased or decreased should such requirements change. Similarly, if Congress enacts certain proposed amendments to the Code, it may be desirable for the Portfolio to elect the status of a regulated investment company ("RIC") as that term is defined in Subchapter M of the Code, which would require that the Portfolio first change its organizational status from that of a Massachusetts trust to that of a Massachusetts business trust ("MBT") or other entity treated as a corporation under the Code. The Portfolio's Declaration of Trust empowers the Trustees, on behalf of the Portfolio, to change the Portfolio's organization form to that of a MBT or otherwise reorganized as an entity treated as a corporation under the Code and to elect RIC status without a vote of the investors. Any such action by the Trustees on behalf of the Portfolio would be contingent upon there being no adverse tax consequences to such action.


Item 19. Purchase, Redemption and Pricing of Securities Being Offered
---------------------------------------------------------------------

Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

The value of each investor's investment in the Portfolio will be based on its pro rata share of the total net asset value of the Portfolio (i.e., the value of its portfolio securities and other assets less its liabilities) as of the same date and time. The Portfolio's net asset value per share is calculated as of 4:00 p.m. (Boston time) on each day the Exchange is open for trading. For this purpose, portfolio securities held by the Portfolio for which market quotations are readily available are valued, in the case of listed securities, at the last sale price on the exchange on which that security is principally traded (or, if there were no sales that day, at the closing bid price). Each over-the-counter security for which the last sale price on the day of valuation is available from NASDAQ is valued at that price. All other over-the-counter securities for which reliable quotations are available are valued at the latest bid price. Long-term corporate bonds and notes, for which market quotations are not considered readily available, are valued on the basis of valuations furnished by a pricing service approved by the Board of Trustees of the Portfolio which determines valuations for normal, institutional-size trading units of such securities using methods based on market transactions for comparable securities and various relationships between securities which are generally recognized by institutional traders. Securities for which no such reliable quotations or valuations are available are valued at fair value as determined by the board of Trustees of the Portfolio. Short-Term securities with less than sixty days remaining to maturity are valued at amortized cost, which approximates market value.


The computation of the Registrant's net assets applicable to its investors' beneficial interest is included in the Statement of Assets and Liabilities of the Registrant as at October 31, 1997, referred to under Item 23. See Item 6 of Part A.


Item 20. Tax Status
-------------------

The Portfolio is organized as a common law trust under the laws of the Commonwealth of Massachusetts. Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any federal income tax, nor is it expected to have any Massachusetts income tax liability. Each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with a method designed to satisfy the Code and regulations promulgated thereunder. There can be no assurance, however, that the Internal Revenue Service will agree with such a method of allocation.


The Portfolio's taxable year-end is October 31. Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a RIC, assuming that the investor invests all of its assets in the Portfolio.


In order for the Fund or any other investment company investing in the Portfolio to qualify for federal income tax treatment as a regulated investment company, at least 90% of its gross income for a taxable year must be derived from qualifying income; i.e., dividends, interest, income derived from loans of securities, gains from the sale of stock or securities or foreign currencies or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in stock, securities or currencies. Each of the Fund and any such other investment company will also be required to distribute each year at least 90% of its investment company taxable income (in order to escape federal income tax on distributed amounts) and to meet certain tax diversification requirements. Because the Fund will, and any such other investment company may, invest all of its assets in the Portfolio, the Portfolio must satisfy all of these tax requirements in order for the Fund and any such other investment company to satisfy them.

The Portfolio will allocate at least annually to the Fund and its other shareholders their respective distributive shares of any net investment income and net capital gains which have been recognized for federal income tax purposes (including unrealized gains at the end of the Portfolio's taxable year on certain options and futures transactions that are required to be marked-to-market).

To the extent the Portfolio invests in foreign securities, it may be subject to withholding and other taxes imposed by foreign countries. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. The Fund and any other investment companies investing all their assets in the Portfolio do not expect to be able to pass through their respective distributive shares of such foreign taxes to their shareholders, who therefore will not be entitled to foreign tax credits or deductions. However, the Fund and such other companies will be entitled to deduct their respective distributive shares of such taxes in determining their distributable income.


The Portfolio's foreign currency gains and losses from foreign currency dispositions, foreign-currency denominated debt securities and payables or receivables, and foreign currency forward contracts are subject to special tax rules that generally cause them to be recharacterized as ordinary income and losses and may affect the timing and amount of the Portfolio's recognition of income gain or loss.


In order to avoid adverse tax consequences, the Portfolio may be required to limit its equity investments in non-U.S. corporations that are treated as "passive foreign investment companies" under the Code.

Item 21. Underwriters
---------------------

Not Applicable.

Item 22. Calculation of Performance Data
----------------------------------------

Not Applicable.

Item 23. Financial Statements


The financial statements of Registrant, which are incorporated herein by reference to the Fund's October 31, 1997 Annual Report (which was previously filed electronically and whose EDGAR filing Accession Number is 0000883163-98-000008), have been included in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, as experts in accounting and auditing.

                                     PART C

                                Other Information

Item 24. Financial Statements and Exhibits
------------------------------------------


(a) Financial Statements (incorporated herein by reference to the Fund's October 31, 1997 Annual Report which was previously filed pursuant to
      Section 30(b)(2) of the Investment Company Act 1940 and whose EDGAR filing Accession Number is 0000883163-98-000008)


      The Financial Statements of the Registrant contained in the Fund's Annual Report are as follows:

                Investment portfolio
                Statement of assets and liabilities
                Statement of operations
                Statement of changes in net assets
                Financial Highlights
                Notes to Financial Statements
                Independent Auditors' Report

(b)   Exhibits
      ---------

1.        Declaration of Trust of Registrant(a)

1.a.      Amendment dated 8/23/96 to Declaration of Trust of Registrant

2.        By-laws of Registrant (a)

2.a.      Amended and Restated By-Laws dated 8/23/96 of Registrant

3.        Inapplicable

4.        Inapplicable

5.        Inapplicable

6.        Inapplicable pursuant to Instruction F.4 to Form N-1A

7.        Inapplicable

8.        Custodian Contract between Registrant and State Street Bank & Trust
          Company (a)

9.(a)(1) Management Agreement between Registrant and Stein Roe & Farnham Incorporated (a)

  (a)(2) Amendment effective March 1, 1994 to Management Agreement between Registrant and Stein Roe & Farnham Incorporated (a)

  (b)     Service Agreement between Registrant and Stein Roe & Farnham
          Incorporated(a)

  (c) Accounting and Bookkeeping Agreement between Registrant and Stein Roe & Farnham Incorporated (a)

10.       Inapplicable pursuant to Instruction F.4 to Form N-1A

11.       Inapplicable pursuant to Instruction F.4 to Form N-1A

12.       Inapplicable pursuant to Instruction F.4 to Form N-1A

13.       Inapplicable

14.       Inapplicable

15.       Inapplicable

16.       Inapplicable

17. Power of Attorney for: Robert J. Birnbaum, Tom Bleasdale, Lora S. Collins, James E. Grinnell, William D. Ireland, Jr., Richard W. Lowry, William E. Mayer, James L. Moody, Jr., John J. Neuhauser, George L. Shinn, Robert L. Sullivan and Sinclair Weeks, Jr. (b)

          -----------------------------------------------------

(a) Incorporated by reference to Amendment No. 8 to Registrant's Form N-1A filed on August 30, 1996.


(b) Incorporated by reference to Item 24 of Part C of Post-Effective Amendment No. 99 of the Registration Statement on Form N-1A of Colonial Trust III, of which Colonial Global Utilities Fund, a feeder fund of the Registrant, is a series. The EDGAR filing date and Accession number of such Post-Effective Amendment are December 19, 1997 and 0000883163-97-000038.

Item 25. Persons Controlled by or Under Common Control with Registrant
----------------------------------------------------------------------


At January 31, 1998, over 99.99% of the outstanding Interests in Registrant were held by the Fund, a registered open-end management investment company organized as a series of Colonial Trust III, a Massachusetts business trust, and the balance was owned by Liberty Services. See Item 15 above for information about the principal holders of the shares of the Fund.


Item 26. Number of Holders of Securities
----------------------------------------


(1)                                              (2)
                                                 Number of Record Holders (as of
Title of Class                                   January 31, 1998)
--------------                                   -----------------
Beneficial Interests                             2



Item 27. Indemnification
------------------------

See Article V, Sections 5.02 and 5.03 of Registrant's Declaration of Trust filed as Exhibit 1 hereto.

Item 28. Business and Other Connections of Investment Adviser
-------------------------------------------------------------


Information about the business and other connections of the investment adviser is described under and incorporated herein by reference to Item 28 of Part C of Post-Effective Amendment No. 100 of the Registration Statement on Form N-1A of Colonial Trust III, of which the Fund is a series. The EDGAR filing date and Accession number of such Post-Effective Amendment are February 27, 1998 and 0000021847-98-000001.


Item 29. Principal Underwriters
-------------------------------

Inapplicable

Item 30. Location of Accounts and Records
-----------------------------------------

The journals and records required by items (1), (2)(i), (ii) and (iii), (3),
(5), (6), (7) and (8) and the ledger required by item 2(iv) of paragraph b of Rule 31a-1 under the Investment Company Act of 1940 are maintained at Colonial Management Associates, Inc., One Financial Center, Boston, MA 02111.

Item 31. Management Services
----------------------------

See Item 5 under Part A and Item 16 under Part B of this Registration Statement.

Item 32. Undertakings
---------------------

Not applicable

                                   SIGNATURES




Pursuant to the requirements of the 1940 Act, the Registrant has duly caused this Amendment No. 10 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and the Commonwealth of Massachusetts on the 27th day of February, 1998.



                                              LFC UTILITIES TRUST



                                              By: MICHAEL H. KOONCE
                                                  ----------------
                                                  Michael H. Koonce
                                                  Secretary